Exhibit(q)(1)


                                Power of Attorney

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Global/International Fund, Inc.          Scudder Pathway Series
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Investment Trust                         Scudder Portfolio Trust
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Scudder Cash Investment Trust            Scudder Securities Trust
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Scudder Funds Trust                      Scudder State Tax Free Trust
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Scudder Income Trust                     Scudder Tax Free Money Fund
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Scudder International Fund, Inc.         Scudder Tax Free Trust
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Scudder Money Market Trust               Scudder U.S. Treasury Money Fund
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Scudder Municipal Trust                  Scudder Variable Series I
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Scudder Mutual Funds, Inc.               Value Equity Trust
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Pursuant to the  requirements  of the Securities Act of 1933,  this amendment to its Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. By so signing, the undersigned in their capacity as a director, trustee or officer, or both, as the case may be of the Registrant, does hereby appoint Dennis P. Gallagher, John Millette and Caroline Pearson, and each of them, severally, or if more than one acts, a majority of them, their true and lawful attorney and agent to execute in their name, place and stead (in such capacity) any and all amendments to the Registration
Statement  and  any  post-effective   amendments  thereto  and  all  instruments
necessary or desirable in connection therewith, to attest the seal of the Registrant thereon and to file the same with the Securities and Exchange Commission. Each of said attorneys and agents shall have power to act with or without the other and have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.

SIGNATURES                        TITLE                             DATE
/s/ Dawn-Marie Driscoll           Chairperson/Trustee/Director      September 29, 2005
-----------------------
Dawn-Marie Driscoll

/s/Henry P. Becton, Jr.           Trustee/Director                  September 29, 2005
-----------------------
Henry P. Becton, Jr.

/s/ Keith R. Fox                  Trustee/Director                  September 29, 2005
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Keith R. Fox

/s/ Kenneth C. Froewiss           Trustee/Director                  September 29, 2005
-----------------------
Kenneth C. Froewiss

/s/ Jean Gleason Stromberg        Trustee/Director                  September 29, 2005
--------------------------
Jean Gleason Stromberg

/s/ Carl W. Vogt                  Trustee/Director                  September 29, 2005
-----------------------
Carl W. Vogt

